UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2004

REGENT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15392	31-1492857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky	41011

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 292-0030

Not Applicable

(Former name or former address, if changed since last report)

Item 9. REGULATION FD DISCLOSURE

     The Chief Executive Officer, President and Chief Financial Officer of Regent Communications, Inc. (“Regent”) are periodically requested by persons and entities interested in learning more about Regent to provide an overview of Regent’s history, strategies and performance. To better respond to those inquiries, Regent has prepared the materials attached hereto as Exhibit 99.1. On a going forward basis, Regent may share those materials from time to time with third parties. Regent believes that, to the extent any of the information contained in the attached materials may be material, such information is already publicly available in its SEC filings and/or through other widely disseminated information such as Regent’s press releases, web site and quarterly telephone conferences available to the public. Nonetheless, Regent is furnishing this information on Form 8-K for the purpose of ensuring that all such information is publicly available.

     In addition to financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Exhibit 99.1 contains information about station operating income (“SOI”) and earnings before interest, tax, depreciation and amortization (“EBITDA”) which constitute non-GAAP financial information. For purposes of the Corporate Overview contained in Exhibit 99.1, EBITDA is adjusted to exclude the following: other expense, net; impairment of goodwill; loss on sale of long-lived assets; loss on exchange/sale of radio stations; cumulative effect of accounting change, net of applicable income taxes; gain on exchange/sale of radio stations, net; gain on sale of long-lived assets; and other income, net. In accordance with Regulation G, the following tables reconcile the SOI and EBITDA measures with the most closely related GAAP financial measures:

     The Company believes that station operating income is a performance measure that helps investors better understand radio station operations. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate station operating income. The following table reconciles operating income (loss), which the Company believes is the most directly comparable GAAP financial measure, to station operating income (in thousands).

	2003	2002	2001	2000	1999
Operating income (loss)	$13,537	$9,460	$(3,078)	$831	$(612)
Plus:
Depreciation and amortization	4,262	3,360	13,436	8,602	3,368
Corporate general and administrative expenses	6,151	6,149	4,857	4,501	2,773
Impairment of goodwill	—	2,900	—	—	—
Loss on sale of long-lived assets	102		—	—	—
Less:
Gain on sale of long-lived assets	—	442	—	—	—

Station operating income	$24,052	$21,427	$15,215	$13,934	$5,529

     The Company believes that EBITDA is a performance measure that helps investors better understand operating performance. Additionally, the Company and other media companies have customarily been measured by analysts and other investors on their ability to generate EBITDA. The following table reconciles net income (loss), which the Company believes is the most directly comparable GAAP financial measure, to EBITDA (in thousands).

	2003	2002	2001	2000	1999
Net income (loss)	$5,706	$(6,480)	$(1,713)	$13,852	$(6,771)

Plus:
Interest expense	3,671	2,208	3,279	5,343	5,720
Income tax expense	3,962	7,161	—	—	—
Depreciation and amortization	4,262	3,360	13,436	8,602	3,368
Less:
Income tax benefit	—	—	665	—	—

EBITDA	17,601	6,249	14,337	27,797	2,317

Plus:
Impairment of goodwill	—	2,900	—	—	—
Loss on sale of long-lived assets	102		—	—	—
Other expense, net	198	433	465
Cumulative effect of accounting change, net of applicable income taxes of $3,762	—	6,138	—	—	—
Loss on exchange/sale of radio stations	—	—	—	—	602
Less:
Gain on sale of long-lived assets	—	442	—	—	—
Gain on exchange/sale of radio stations, net	—	—	4,444	17,504	—
Other income, net	—	—	—	860	163

EBITDA as adjusted	$17,901	$15,278	$10,358	$9,433	$2,756

     Although SOI and EBITDA as adjusted are not calculated in accordance with GAAP, Regent’s management believes these non-GAAP measures provide useful information to investors regarding Regent’s financial condition and results of operations; however, these measures should not be considered as an alternative to operating income (loss) or net income (loss) as an indicator of Regent’s performance.

     The information hereunder, including the information contained in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. Regent undertakes no obligation to publicly update or revise any information contained herein, whether as a result of new information, future events or otherwise.

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     See Item 9 of this Current Report on Form 8-K.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC. (Registrant)
Date: March 25, 2004	By:	/s/ANTHONY A. VASCONCELLOS Anthony A. Vasconcellos Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description

99.1	Corporate Overview

3